Exhibit 10.1
EXECUTION COPY

BRIGHAM EXPLORATION COMPANY

$35,000,000 9⅝% Senior Notes due 2014

PURCHASE AGREEMENT

dated March 30, 2007

Banc of America Securities LLC

Credit Suisse Securities (USA) LLC

Table of Contents

Section 1.	Representations and Warranties	3
(a)	No Registration Required	3
(b)	No Integration of Offerings or General Solicitation	3
(c)	Eligibility for Resale under Rule 144A	3
(d)	The Offering Memorandum	4
(e)	The Purchase Agreement	4
(f)	The Registration Rights Agreement	4
(g)	The DTC Agreement	5
(h)	Authorization of the Notes, the Exchange Notes and the Guarantees	5
(i)	Authorization of the Indenture	5
(j)	Description of the Securities and the Indenture	6
(k)	No Material Adverse Change	6
(l)	Independent Accountants	6
(m)	Independent Petroleum Engineers	7
(n)	Preparation of the Financial Statements	7
(o)	Incorporation and Good Standing of the Company and its Subsidiaries	7
(p)	Capitalization and Other Capital Stock Matters	8
(q)	NASDAQ Listing	8
(r)	Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required	9
(s)	No Material Actions or Proceedings	10
(t)	Intellectual Property Rights	10
(u)	All Necessary Permits, etc	10
(v)	Title to Properties	11
(w)	Tax Law Compliance	11
(x)	Not an Investment Company	11
(y)	Insurance	11
(z)	No Price Stabilization or Manipulation	12
(aa)	Solvency	12
(bb)	Compliance with Sarbanes-Oxley	12
(cc)	MD&A	12
(dd)	Company’s Accounting System	13
(ee)	Disclosure Controls and Procedures	13
(ff)	Compliance with Environmental Laws	13
(gg)	Periodic Review of Costs of Environmental Compliance	14
(hh)	ERISA Compliance	15
(ii)	Compliance with Labor Laws	15
(jj)	No Unlawful Contributions or Other Payments	16
(kk)	Compliance with Regulation S	16
(ll)	Taxes; Fees	166
Section 2.	Purchase, Sale and Delivery of the Securities	176
(a)	The Securities	17
(b)	The Closing Date	17
(c)	Delivery of the Securities	17
(d)	Initial Purchasers as Qualified Institutional Buyers	17
Section 3.	Additional Covenants	17
(a)	Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements	18

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(b)	Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters	18
(c)	Copies of the Offering Memorandum	19
(d)	BlueSky Compliance	19
(e)	Use of Proceeds	19
(f)	The Depositary	19
(g)	Additional Issuer Information	19
(h)	Agreement Not To Offer or Sell Additional Securities	20
(i)	Future Reports to the Initial Purchasers	20
(j)	No Integration	20
(k)	No Restricted Resales	21
(l)	Legended Securities	21
(m)	PORTAL	21
Section 4.	Payment of Expenses	21
Section 5.	Conditions of the Obligations of the Initial Purchasers	22
(a)	Accountants’ Comfort Letter	22
(b)	No Material Adverse Change or Ratings Agency Change	23
(c)	Opinion of Counsel for the Company	23
(d)	Opinion of Counsel for the Initial Purchasers	23
(e)	Officers’ Certificate	23
(f)	Engineers Letter	24
(g)	PORTAL Listing	24
(h)	Registration Rights Agreement and Indenture	24
(i)	Additional Documents	24
Section 6.	Reimbursement of Initial Purchasers’ Expenses	24
Section 7.	Offer, Sale and Resale Procedures	25
Section 8.	Indemnification.	26
(a)	Indemnification of the Initial Purchasers	27
(b)	Indemnification of the Company and the Guarantors	27
(c)	Notifications and Other Indemnification Procedures	28
(d)	Settlements	29
Section 9.	Contribution	30
Section 10.	Termination of this Agreement	31
Section 11.	Representations and Indemnities to Survive Delivery	32
Section 12.	Notices	32
Section 13.	Successors	33
Section 14.	Partial Unenforceability	33
Section 15.	Governing Law Provisions	33
(a)	Consent to Jurisdiction	33
Section 16.	Default of One or More of the Several Initial Purchasers	34
Section 17.	No Advisory or Fiduciary Responsibility	34
Section 18.	General Provisions	35

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EXECUTION COPY

PURCHASE AGREEMENT

March 30, 2007

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE SECURITIES (USA) LLC
As Initial Purchasers
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

Introductory. Brigham Exploration Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $35,000,000 aggregate principal amount of the Company’s 9 ⅝% Senior Notes due 2014 (the “Notes”). Banc of America Securities LLC and Credit Suisse Securities (USA) LLC have agreed to act as the several Initial Purchasers in connection with the offering and sale of the Securities (as defined below).

The Securities will be issued pursuant to an indenture, to be dated as of April 20, 2006 (the “Indenture”), among the Company, the Guarantors (as defined below), and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Securities issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a blanket issuer letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company and the Depositary.

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of April 9, 2007 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its best efforts to cause such registration statements to be declared effective.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by Brigham, Inc., a Nevada corporation, and Brigham Oil & Gas, L.P., a Delaware limited partnership, and any subsidiary of the Company that executes an additional guarantee after the Closing Date in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities;” and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the time this Agreement is executed by the parties hereto (the “Time of Execution”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 30, 2007 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated March 30, 2007 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Execution and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be).

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.  Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)    No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)    No Integration of Offerings or General Solicitation. None of the Company, the Guarantors or any of their respective subsidiaries, or its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom no representation or warranty is made) have, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, the Guarantors, any of their subsidiaries or its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom no representation or warranty is made) have engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, any of their subsidiaries or Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom no representation or warranty is made) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors, any of their subsidiaries or Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom no representation or warranty is made) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)    Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or quoted in a U.S. automated interdealer quotation system.

(d)    The Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Execution, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), if applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, as of its date, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act.

(e)    The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f)    The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company and the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

(g)    The DTC Agreement. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will constitute a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h)    Authorization of the Notes, the Exchange Notes and the Guarantees. (i) The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. (ii) The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. (iii) The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes and the Exchange Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of each such Guarantor, enforceable against it in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(i)    Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company and the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j)    Description of the Securities and the Indenture. The Securities, the Exchange Securities and the Indenture conform, or will conform, in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(k)    No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Guarantors and their respective subsidiaries, considered as one entity (any such change or development is called a “Material Adverse Change”); (ii) the Company, the Guarantors and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Guarantors or their respective subsidiaries, on any class of capital stock or other equity interest (other than cash dividends with respect to the Company’s Series A Preferred Stock, $0.01 par value, $20 stated and redemption value, maturing on October 31, 2010, as disclosed in the Offering Memorandum) or repurchase or redemption by the Company, the Guarantors or any of their respective subsidiaries of any class of capital stock or other equity interest.

(l)    Independent Accountants. KPMG LLP, which expressed its opinion with respect to the Company’s fiscal 2006 financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries filed with the Commission and included in the Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act, and any non-audit services provided by KPMG LLP to the Company or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Company.

PricewaterhouseCoopers LLP, which expressed its opinion with respect to the Company’s fiscal 2004 and 2005 financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries filed with the Commission and included in the Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act, and any non-audit services provided by PricewaterhouseCoopers LLP to the Company or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Company.

(m)    Independent Petroleum Engineers. The written engineering reports prepared by Cawley, Gillespie & Associates, Inc. (“Cawley, Gillespie”), an oil and gas engineering consulting firm, as of December 31, 2006, setting forth the engineering values attributable to the oil and gas properties of the Company and its subsidiaries accurately reflect in all material respects the ownership interests of the Company and its subsidiaries in the properties therein as of December 31, 2006, except as otherwise disclosed in the Offering Memorandum. The information furnished by the Company to Cawley, Gillespie for purposes of preparing its report, including, without limitation, production, costs of operation and development, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices. Cawley, Gillespie, independent petroleum consultants, who prepared estimates of the extent and value of proved oil and natural gas reserves, are independent with respect to the Company and its subsidiaries.

(n)    Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial statements and the financial information included in the Offering Memorandum comply as to form with the requirements applicable to registration statements on Form S-1 under the Securities Act. The financial data set forth in “Item 6. Selected Consolidated Financial Data” of the Company’s Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”) fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Form 10-K.

(o)    Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate, partnership or company, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its respective obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture, as the case may be, to which it is a party. Each of the Company and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (except as encumbered under the Company’s senior credit agreement in effect on the date hereof). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit B hereto.

(p)    Capitalization and Other Capital Stock Matters. At December 31, 2006, on an actual basis, and on an as adjusted basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Offering Memorandum). All of the outstanding shares of common stock of the Company (the “Common Stock”) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Offering Memorandum. The description of the options or other rights granted and/or exercised under the Company’s stock option plans set forth in the Offering Memorandum accurately and fairly describes such options and rights.

(q)    NASDAQ Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The NASDAQ Stock Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or the NASD, Inc. (the “NASD”) is contemplating terminating such registration or listing.

(r)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Guarantors or any of their respective subsidiaries is in violation of its charter, regulations, by-laws, partnership agreement, limited liability company agreement or similar constitutive document or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which the Company, any of the Guarantors or any of their respective subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s existing senior credit agreement and the Company’s existing subordinated credit agreement) or to which any of the property or assets of the Company or any of the Guarantors or any of their respective subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement and the Indenture by the Company and each Guarantor party thereto, and the issuance and delivery of the Securities and the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate, partnership or company, as the case may be, action and will not result in any violation of the provisions of the charter, regulations, by-laws, partnership agreement, operating agreement or other similar constitutive document of the Company, any Guarantor or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Guarantor or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and such consents as have been obtained and are in full force and effect, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, any Guarantor or any of their respective subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s and the Guarantors’ execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement or the Indenture, to which it is a party, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company or the Guarantors and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada and except such as may be required by the securities laws of the United States and the several states of the United States or provinces of Canada with respect to the Company’s obligations under the Registration Rights Agreement. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantors or any of their respective subsidiaries.

(s)    No Material Actions or Proceedings. To the best of the Company’s or any Guarantor’s knowledge, there are no legal or governmental actions, suits, investigations or proceedings pending or threatened (i) against or affecting the Company, any Guarantor or any of their respective subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company, the Guarantors or any of their respective subsidiaries, which (in any such case under (i) or (ii) above) action, suit, investigation or proceeding, if determined adversely to the Company, such Guarantor or such subsidiary would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(t)    Intellectual Property Rights. The Company, the Guarantors and their respective subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any such Intellectual Property Rights, individually or in the aggregate, would not result in a Material Adverse Change. None of the Company, the Guarantors or any of their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing would result in a Material Adverse Change. None of the Company, the Guarantors or any of their respective subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated except as would not result in a Material Adverse Change.

(u)    All Necessary Permits, etc. Each of the Company, the Guarantors and their respective subsidiaries possess such valid and current certificates, franchises, grants, authorizations, qualifications, licenses, permits, easements, variances, exceptions, certifications, registrations, consents, certificates or approvals issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary for it to own, lease and operate the assets and properties or to conduct their respective businesses, and none of the Company, the Guarantors or any of their respective subsidiaries has received any notice of proceedings relating to the revocation, cancellation or modification of, or non-compliance with, any such certificate, authorization or permit which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(v)    Title to Properties. The Company, the Guarantors and each of their respective subsidiaries have good and indefeasible title to (i) its oil and gas properties to the extent included or reflected in the reports of Cawley, Gillespie referenced in Section 1(m) above and (ii) all of the other properties and assets reflected as owned in the financial statements referred to in Section 1(n) hereof (or elsewhere in the Offering Memorandum), in each case (except as encumbered under the Company’s senior credit agreement in effect on the date hereof) free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other title defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, such Guarantor or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company, any Guarantor or any subsidiary are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, such Guarantor or such subsidiary.

(w)    Tax Law Compliance. The Company, the Guarantors and their respective subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company and each Guarantor have made, in all material respects, accurate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, the Guarantors, or any of their respective subsidiaries has not been finally determined.

(x)    Not an Investment Company. The Company and the Guarantors have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company and the Guarantors and their respective subsidiaries are not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of Investment Company Act and will each conduct their business in a manner so that they will not become subject to the Investment Company Act.

(y)    Insurance. Each of the Company the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and policy limits and covering such risks as are generally deemed adequate, appropriate and customary for their businesses including, but not limited to, policies covering professional liability, malpractice, product liability, employee and customer health, workers’ compensation, general liability, director and officer, business interruption, real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism and vandalism and earthquakes. The Company believes it has adequate, sufficient and appropriate coverage under its policies to cover all of its known litigation and the Company has sufficient insurance against its litigation reserves therefor, so that it believes there is no need to take any additional reserve for any such litigation under generally accepted accounting principles. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain adequate and comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. There are no claims by the Company or any of its subsidiaries under any current insurance policy as to which any insurance company or institution is denying, or will deny, liability or coverage or defending under a reservation of rights clause.

(z)    No Price Stabilization or Manipulation. None of the Company, the Guarantors or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aa)    Solvency. Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any such person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(bb)    Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements contained in any such certification are complete and correct.

(cc)    MD&A. There are no transactions, arrangements or other relationships, including but not limited to off balance sheet transactions, which would be required to be included in the Offering Memorandum if the Offering Memorandum were a registration statement on Form S-1 by Item 303 of Regulation S-K under the Securities Act which are not so described or described as required.

(dd)    Company’s Accounting System. The Company and its subsidiaries maintain a system of accounting controls that is in compliance in all material respects with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)    Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff)    Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) the Company, the Guarantors and each of their respective subsidiaries have all permits, authorizations and approvals required under any Environmental Laws (as defined below) and are in compliance with their requirements, (ii) to the best of the Company’s and the Guarantors’ knowledge, none of the Company, the Guarantors or any of their respective subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Guarantors or any of their respective subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor have the Company, any Guarantor or any of their respective subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that either the Company, any Guarantor or any of their respective subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, any Guarantor or any of their respective subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened against the Company, any Guarantor or any of their respective subsidiaries or any person or entity whose liability for any Environmental Claim the Company, any Guarantor or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the best of the Company’s and the Guarantors’ knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any Guarantor or any of their respective subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, any Guarantor or any of their respective subsidiaries has retained or assumed either contractually or by operation of law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg)    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(hh)    ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan,” as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder), established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with the applicable provisions of ERISA, or if not in material compliance such noncompliance would not result in a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) for which notice requirements have not been waived has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates and which is covered by Title IV of ERISA, except for such reportable events which would not, individually or in the aggregate, result in a Material Adverse Change. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated as of the most recent annual valuation date for such plan, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. For the purposes of this section (hh), “subsidiaries” means those companies listed on Exhibit B hereto.

(ii)    Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) to the best of the Company’s and the Guarantors’ knowledge, there is (A) no unfair labor practice complaint pending or threatened against the Company, the Guarantors or any of their respective subsidiaries before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened, against the Company, the Guarantors or any of their respective subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company, the Guarantors or any of their respective subsidiaries and (C) no union representation question existing with respect to the employees of the Company, the Guarantors or any of their respective subsidiaries and no union organizing activities taking place, (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws, and (iii) none of the Company or its subsidiaries is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers or contractors.

(jj)    No Unlawful Contributions or Other Payments. Except as would not, individually or in the aggregate, result in a Material Adverse Change, neither the Company, the Guarantors or any of their respective subsidiaries nor, to the best of the Company’s and the Guarantors’ knowledge, any director, officer, employee or agent of the Company, any Guarantor or any of their respective subsidiaries, has, directly or indirectly (i) made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading, (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(kk)    Compliance with Regulation S. The Company, the Guarantors their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Company is a “reporting issuer,” as defined in Rule 902 under the Securities Act.

(ll)    Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by the Company or the Guarantors in connection with the execution and delivery of this Agreement or the issuance or sale by the Company and the Guarantors of the Securities or the Exchange Securities.

Any certificate signed by an officer of the Company, any Guarantor or any of their respective subsidiaries and delivered to the Initial Purchasers or to counsel for the Initial Purchasers on the Closing Date shall be deemed to be a representation and warranty by the Company, such Guarantor or such subsidiary to each Initial Purchaser as to the matters set forth therein.

SECTION 2.  Purchase, Sale and Delivery of the Securities.

(a)    The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.50% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b)    The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (or such other place as may be agreed to by the Company and Banc of America Securities LLC) at 9:00 a.m. New York City time, on April 9, 2007 or such other time and date as Banc of America Securities LLC shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which Banc of America Securities LLC may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

(c)    Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Notes and the Guarantees at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor to an account or accounts specified by the Company. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Banc of America Securities LLC may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)    Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”).

SECTION 3.  Additional Covenants. The Company and the Guarantors, jointly and severally, further covenant and agree with each Initial Purchaser as follows:

(a)    Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements. As promptly as practicable following the Time of Execution and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement.

(b)    Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If, prior to the later of (x) the Closing Date and (y) the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c)    Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

(d)    Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “The Offering -Use of Proceeds” in the Pricing Disclosure Package.

(f)    The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)    Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and NASDAQ all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).

(h)    Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date hereof, the Company and each of the Guarantors will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any of the Guarantors or securities exchangeable for or convertible into debt securities of the Company or any of the Guarantors (other than as contemplated by this Agreement and to register the Exchange Securities).

(i)    Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Exchange Securities remain outstanding, the Company will furnish to Banc of America Securities LLC: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(j)    No Integration. The Company agrees that it will not, and will cause its Affiliates and subsidiaries not to, make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act regarding the Securities provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k)    No Restricted Resales. During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(l)    Legended Securities. Each certificate for a Note will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(m)    PORTAL. The Company will use its reasonable best efforts to cause such Notes to be eligible for the PORTAL Market.

Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.  Payment of Expenses. Each of the Company and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement and the Notes and Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL Market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the NASD, if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, and (x) all of the Company’s expenses incident to the “road show” for the offering of the Securities, including one-half of the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.  Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Accountants’ Comfort Letters. (x) On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, the Company’s former independent public or certified public accountants, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, covering certain financial information in the Preliminary Offering Memorandum and the Pricing Supplement and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three business days prior to the Closing Date.

(y)    On the date hereof, the Initial Purchasers shall have received from KPMG LLP, the Company’s current independent public or certified public accountants, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, covering certain financial information included in the Preliminary Offering Memorandum and the Pricing Supplement and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information included in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three business days prior to the Closing Date.

(b)    No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)    in the reasonable judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Company, any Guarantor or any of their respective subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c)    Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Thompson & Knight LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(d)    Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)    Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred, to the best of their knowledge, any Material Adverse Change;

(ii)    the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the Time of Execution and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)    the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

(f)    Engineers Letter. On the date hereof, the Initial Purchasers shall have received from Cawley, Gillespie, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing the conclusions and findings of such firm with respect to the oil and gas properties of the Company and its subsidiaries. In addition, on the Closing Date, the Initial Purchasers shall have received from Cawley, Gillespie, a letter dated the Closing Date addressed to the Initial Purchasers (which may refer to the letter previously delivered to the Initial Purchasers), in form and substance satisfactory to the Initial Purchasers, containing the conclusions and findings of such firm with respect to the oil and gas properties of the Company and its subsidiaries.

(g)    PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL Market.

(h)    Registration Rights Agreement and Indenture. The Company and the Guarantors shall have entered into the Registration Rights Agreement and the Indenture, the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received executed counterparts thereof.

(i)    Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.  Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof (other than as a result of a breach by this Agreement by the Initial Purchasers), the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket costs and expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, expenses associated with the road show for the marketing of the Securities, postage, facsimile and telephone charges.

SECTION 7.  Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(A)  Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(B)  The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(C)  Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

“THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE GUARANTEES ENDORSED HEREON, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES AND GUARANTEES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or any Guarantor for any losses, damages or liabilities suffered or incurred by the Company or any Guarantor, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by a Subsequent Purchaser or a subsequent transferee.

SECTION 8.  Indemnification.

(a)    Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and/or any Guarantor sought to be bound), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company and the Guarantors shall not be liable under this clause (ii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b)    Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers and employees and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer or employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company, any Guarantor and each such director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer or employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements in the fourth sentence of the sixth paragraph, the eighth paragraph and the tenth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8 (b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 other than to the extent it is prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)    Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.  Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer or employee of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10.  Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time after the date of this Agreement: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by NASDAQ, or trading in securities generally on either NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company and its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company and its subsidiaries regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party, except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.  Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors and of each of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the Guarantors or any of its or their partners, officers, directors, employees or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.  Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Facsimile: (212) 415-9634
Attention: Lex Maultsby

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Facsimile: (212) 859-4000
Attention: Valerie Ford Jacob, Esq.

If to the Company or the Guarantors:

6300 Bridge Point Parkway
Building 2, Suite 500
Austin, TX 78730
Phone: (512) 427-3300
Facsimile: (512) 427-3400
Attention: Eugene B. Shepherd, Jr.
Chief Financial Officer

with a copy to:

Thompson & Knight LLP
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Facsimile: (214) 969-1751
Attention: Joe Dannenmaier

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser of other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.  Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15.  Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a)    Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 16.  Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken or not taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17.  No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and, assuming the accuracy of the representations and warranties of the Initial Purchasers and the fulfillment by them of their obligations, accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 18.  General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BRIGHAM EXPLORATION COMPANY, a Delaware corporation

By:	/s/ Eugene B. Shepherd, Jr.
Name:	Eugene B. Shepherd, Jr.
Title:	Chief Financial Officer

BRIGHAM, INC., a Nevada corporation

By:	/s/ Eugene B. Shepherd, Jr.
Name:	Eugene B. Shepherd, Jr.
Title:	Chief Financial Officer

BRIGHAM OIL & GAS, L.P., a Delaware limited partnership

By:	BRIGHAM, INC.,
Its managing general partner

By:	/s/ Eugene B. Shepherd, Jr.
Name:	Eugene B. Shepherd, Jr.
Title:	Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE SECURITIES (USA) LLC

By:	Banc of America Securities LLC

By:	/s/ Lex Maultsby
	Name:	Lex Maultsby
	Title:	Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$17,500,000
Credit Suisse Securities (USA) LLC	17,500,000
Total	$35,000,000

Sch A-1

EXHIBIT A

Form of Opinion of Thompson & Knight LLP, Counsel for the Company, to beDelivered Pursuant to Section 5(c) of the Purchase Agreement

1.    The Company is a corporation that is validly existing and in good standing under the laws of Delaware. Brigham, Inc. is a corporation that is validly existing and in good standing under the laws of Nevada. Brigham Oil & Gas is a limited partnership that is validly existing and in good standing under the laws of Delaware.

2.    Each Relevant Party (a) has the corporate or limited partnership power, as the case may be, to execute, deliver and perform each Transaction Document to which it is a party and in the case of the Company to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum, (b) has taken all corporate or limited partnership action, as the case may be, necessary to authorize the execution, delivery and performance of such Transaction Documents, and (c) has duly executed and delivered the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Indenture, the Notes and the Guarantees.

3.    Based solely on certificates of public officials, each Relevant Party was in good standing and authorized to do business in each state specified with respect to such Relevant Party in Schedule I.C hereto as of the date specified in such Schedule.

4.    Each of the Registration Rights Agreement, the DTC Agreement and the Indenture to which a Relevant Party is a party is such Relevant Party’s valid and binding obligation, enforceable against it in accordance with the terms thereof. When executed and authenticated as provided in the Indenture, the Notes, the Exchange Notes, the Guarantees and the Guarantees of the Exchange Notes to which a Relevant Party is a party will be such Relevant Party’s valid and binding obligation, enforceable against it in accordance with the terms thereof

5.    The execution and delivery by each Relevant Party of the Transaction Documents to which it is a party do not, and the performance by each such Relevant Party of its obligations thereunder will not, (a) violate the certificate of incorporation or the certificate of formation or bylaws or regulations of such Relevant Party, (b) breach or result in a default under, or require that any consent, approval, license, or authorization be obtained under, any agreement or instrument listed in Schedule I.D hereto (the “Applicable Contracts”) or (c) result in a violation by any such Relevant Party of any Applicable Laws.

6.    No Relevant Party is, or as a result of the transactions contemplated by the Transaction Documents will be, required to register as an investment company under the Investment Company Act of 1940, as amended.

7.    No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to any Applicable Contract, is required for the due execution, delivery or performance by any Relevant Party of any Transaction Document to which it is a party, except as may be required under the Securities Act and the Trust Indenture Act of 1939, as amended, in connection with the registration statement described in the Final Offering Memorandum and contemplated by the Registration Rights Agreement and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities.

8.    Based upon the representations, warranties and agreements of the Company and the Initial Purchasers in the Purchase Agreement and assuming compliance with the offering and transfer procedures and restrictions described in the Final Offering Memorandum, it is not necessary in connection with the offer and sale of the Securities to you under the Purchase Agreement or in connection with the initial resale of such Securities by you in the manner contemplated by the Purchase Agreement to register the Securities under the Securities Act of 1933, as amended, other than any registration that may be required in connection with the Exchange Offer contemplated by the Final Offering Memorandum and the Registration Rights Agreement, it being understood that no opinion is expressed as to any subsequent resale of any Securities.

9.    The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Plan of Distribution” and “Description of the Exchange Notes” and, in each case, insofar as such statements constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the legal matters or documents referred to therein. The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

10.    The documents incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum (other than the financial statements and financial schedules therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

In the course of our acting as counsel to the Company in connection with the preparation of the Pricing Disclosure Package and the Final Offering Memorandum, we participated in conferences with officers and other representatives of the Relevant Parties, representatives of the Initial Purchasers and the Initial Purchasers’ counsel, and representatives of the independent public accountants for the Relevant Parties, at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Final Offering Memorandum and have not made any independent checks or verification thereof, during the course of such participation, nothing has come to our attention that leads us to believe that the Pricing Disclosure Package, as of the Time of Execution, or that the Final Offering Memorandum, as of the date thereof and as of the date hereof, contained or contains any untrue statement of any material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that we express no opinion and provide no negative assurance as to the financial statements and related notes and schedules and other financial, oil and gas reserves or prospects or production data and statistical data derived from such financial statements, notes and schedules and other financial, oil and gas reserves or prospects or production data.

EXHIBIT B

Subsidiaries of Brigham Exploration Company

BRIGHAM, INC.

BRIGHAM OIL & GAS, L.P.

BRIGHAM HOLDINGS I, LLC

BRIGHAM HOLDINGS II, LLC

B-1

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

I-1